As filed with the Securities and Exchange Commission on August 4, 2010

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KFORCE INC.

(Exact name of registrant as specified in its charter)

FLORIDA	59-3264661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 EAST PALM AVENUE, TAMPA, FLORIDA	33605
(Address of Principal Executive Offices)	(Zip Code)

KFORCE INC. 2006 STOCK INCENTIVE PLAN

(Full title of the plan)

JOSEPH J. LIBERATORE

Executive Vice President, Chief Financial Officer

KFORCE INC.

1001 East Palm Avenue, Tampa, Florida 33605

(Name and address of agent for service)

(813) 552-5000

(Telephone number, including area code, of agent for service)

Copies of all communications to:

ROBERT J. GRAMMIG, ESQ.

HOLLAND & KNIGHT LLP

100 North Tampa Street, Suite 4100

Tampa, Florida 33602

(813) 227-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (1)		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock Par Value—$0.01	2,750,000	(3)	$13.90	$38,225,000	$2,725.44

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares of Common Stock which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the Kforce Inc. 2006 Stock Incentive Plan, as amended.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, based on the average of the high and low prices reported for the registrant’s common stock traded on The NASDAQ Global Select Market on August 2, 2010.
(3)	Represents an increase in the number of shares authorized for issuance under the Kforce Inc. 2006 Stock Incentive Plan, as amended.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), the contents of the Registration Statement on Form S-8 filed by Kforce Inc. (the “Registrant” or the “Company”) with the Securities and Exchange Commission (the “Commission” or the “SEC”) on May 4, 2007 (File No. 333-142620) with respect to the registration of 3,000,000 shares of the Registrant’s common stock, par value $.01 per share (the “Common Stock”), authorized for issuance pursuant to the Kforce Inc. 2006 Stock Incentive Plan, as amended (“Stock Incentive Plan”) and the Registration Statement filed on Form S-8 under the Securities Act by the Registrant with the SEC on May 5, 2010 (File No. 333-166545) with respect to the registration of 2,100,000 shares of Common Stock, authorized for issuance pursuant to the Stock Incentive Plan, are incorporated herein by reference in their entirety in this Registration Statement, except as to the items set forth below. This Registration Statement provides for the registration of an additional 2,750,000 shares of Common Stock to be reserved for issuance under the Stock Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS.

Exhibit Number	Description

5.1	Opinion of Holland & Knight LLP.

23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Powers of Attorney (contained on the signature page).

99.1	Kforce Inc. 2006 Stock Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on August 4, 2010.

KFORCE INC.

Date: August 4, 2010	By:	/S/ DAVID L. DUNKEL
David L. Dunkel
Chairman of the Board, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Dunkel, Joseph J. Liberatore and William L. Sanders, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: August 4, 2010	By:	/S/ DAVID L. DUNKEL
David L. Dunkel
Chairman of the Board, Chief Executive Officer and Director
(Principal Executive Officer)

Date: August 4, 2010	By:	/s/ JOSEPH J. LIBERATORE
Joseph J. Liberatore
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: August 4, 2010	By:	/s/ JEFFREY B. HACKMAN
Jeffrey B. Hackman
Vice President and Chief Accounting Officer
(Principal Accounting Officer)

Date: August 4, 2010	By:	/s/ JOHN N. ALLRED
John N. Allred
Director

Date: August 4, 2010	By:	/s/ W.R. CAREY, JR.
W.R. Carey, Jr.
Director

Date: August 4, 2010	By:	/s/ RICHARD M. COCCHIARO
Richard M. Cocchiaro
Vice Chairman and Director

Date: August 4, 2010	By:	/s/ MARK F. FURLONG
Mark F. Furlong
Director

Date: August 4, 2010	By:	/s/ PATRICK D. MONEYMAKER
Patrick D. Moneymaker
Director

Date: August 4, 2010	By:	/s/ ELAINE D. ROSEN
Elaine D. Rosen
Director

Date: August 4, 2010	By:	/s/ A. GORDON TUNSTALL
A. Gordon Tunstall
Director

Date: August 4, 2010	By:	/s/ RALPH E. STRUZZIERO
Ralph E. Struzziero
Director

Date: August 4, 2010	By:	/s/ HOWARD W. SUTTER
Howard W. Sutter
Vice Chairman and Director